EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                    LAW DEBENTURE TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                   New York                                     01-0622605
(Jurisdiction of incorporation or organization   (I.R.S. Employer Identification Number)
         if not a U.S. national bank)

 767 Third Avenue, 31st Floor, New York, New York                 10017
     (Address of principal executive offices)                   (Zip Code)

                        Patrick J. Healy, Vice President
                    Law Debenture Trust Company of New York
                767 Third Avenue, 31st Floor New York, NY 10017
                                 (212) 750-7464
           (Name, address and telephone number of agent for services)

                              MUELLER GROUP, INC.
              (Exact name of obligor as specified in its charter)

                Delaware                                 37-1387813
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

   600 West Eldorado St., Decatur, IL                      62522
(Address of principal executive offices)                 (Zip Code)


          Second Priority Senior Secured Floating Rate Notes Due 2011
                     10% Senior Subordinated Notes Due 2012
                      (Title of the indenture securities)



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Item 1. General information.

Furnish the following information as to the trustee-

a. Name and address of each examining or supervising authority to which it is subject.

---------------------------------------    -------------------------------------
                   Name                                  Address
---------------------------------------    -------------------------------------

Superintendent of Banks of the State of    2 Rector Street, New York,
New York                                   NY 10006, and Albany, NY 12203


b.   Whether it is authorized to exercise corporate trust powers.

     Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provide under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.*

Exhibit 1. A copy of the articles of association of the trustee as now in effect.
Exhibit 2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
Exhibit 3. A copy of the existing bylaws of the trustee, or instruments corresponding thereto. Exhibit 4. The consents of the Trustee required by Section 321(b) of the Act.
Exhibit 5. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
* all exhibits incorporated by reference to Exhibit number 25.1 with registration statement number 333-116590

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                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 4th day of June 2004.


                                         Law Debenture Trust Company of New York
                                          (Trustee)


                                         By: /s/ Patrick J. Healy
                                             -----------------------------------
                                             Name:  Patrick J. Healy
                                             Title: Vice President